UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 18, 2015

THE JOINT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris-	(Commission file	(IRS employer
diction of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 18, 2015, the Company completed its repurchase of five franchises in Orange County, California (the “Repurchase Transaction”). In a related transaction, on May 18, 2015, the Company completed its reacquisition and termination of the regional developer rights for the Orange County, California region (the “Termination Transaction”). The repurchase of the five franchises was from an entity affiliated with the Orange County regional developer.

The Repurchase Transaction was accomplished pursuant to an Asset and Franchise Purchase Agreement (the “Purchase Agreement”) among the Company and First Light Junction, Inc., a California corporation (“Seller”), Eric Hua (“Eric” or a “Shareholder”) and Tracy Hua (“Tracy” or a “Shareholder”) and, together with Eric, the “Shareholders”). Seller was the franchisee under franchise agreements with the Company for two of the Franchises; both Shareholders were franchisees under a franchise agreement with the Company for one of the franchises; and Eric was the franchisee under franchise agreements with the Company for two of the Franchises. The transaction involved the repurchase of three operating franchises and two undeveloped franchises from the Seller and Shareholders. The Company intends to operate the three operating franchises to manage two Joint clinics as Company-owned franchises.

The Termination Transaction was accomplished pursuant to a Regional Developer Termination Agreement (the “Termination Agreement”) among the Company, Dennis Conklin, a Washington resident (“Conklin”), Eric Hua, a California resident (“Hua” and together with Conklin, the “Shareholders”) and Orange County Wellness, Inc., a Nevada corporation (“OCW”). Conklin and Hua were the only shareholders of OCW. The transaction involved the repurchase of development rights in Orange County. The Company does not intend to resell these rights, but rather to terminate this regional developer license as a prelude to developing Company-owned clinics in this region.

The total consideration for the Repurchase Transaction and the Termination Transaction (collectively, the “Transactions”) was $1,151,375, $ 1,076,375 of which was funded from the proceeds of the Company’s recent initial public offering (IPO), and $75,000 of which was funded with a promissory note.

The foregoing descriptions of the Transactions do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement and the Termination Agreement, copies of which are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial information required by this item, if any, with respect to the Transactions will be filed as soon as practicable and in any event within the timeframe required by Form 8-K.

Page 2 of 5 Eric and Tracy Hua and First Light Junction, Inc.

(b) Pro Forma Financial Information

The pro forma financial information required by this item, if any, with respect to the Transactions will be filed as soon as practicable and in any event within the timeframe required by Form 8-K.

(d) Exhibits

Exhibit Number	Description

2.1	Asset and Franchise Purchase Agreement dated as of May 18, 2015, among First Light Junction, Inc., a California corporation , Eric Hua and Tracy Hua

2.2	Regional Developer Termination Agreement dated as of as of May 18, 2015, among The Joint Corp., Dennis Conklin, Eric Hua and Orange County Wellness, Inc.

Page 3 of 5 Eric and Tracy Hua and First Light Junction, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2015.

The Joint Corp.

By	/s/ John B. Richards
John B. Richards
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset and Franchise Purchase Agreement dated as of May 18, 2015, among First Light Junction, Inc., a California corporation , Eric Hua and Tracy Hua

2.2	Regional Developer Termination Agreement dated as of as of May 18, 2015, among The Joint Corp., Dennis Conklin, Eric Hua and Orange County Wellness, Inc.

Page 5 of 5 Eric and Tracy Hua and First Light Junction, Inc.